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Carolina Power & Light Company
SUPPLEMENTAL DATA                             Three Months Ended         Six Months Ended           Twelve Months Ended
                                                    June 30                    June 30                     June 30
                                               1996         1995         1996          1995          1996          1995
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
Operating Revenues (in thousands)
  Residential                               $  204,385  $  193,263   $   488,663   $   444,618   $ 1,013,157   $   908,214
  Commercial                                   150,338     149,714       301,916       290,856       629,455       593,112
  Industrial                                   178,985     187,742       342,229       352,158       723,519       734,274
  Government and municipal                      18,966      18,723        39,025        37,565        79,859        76,784
  Power Agency contract requirements            23,422      22,590        48,874        46,408       103,418        93,905
  NCEMC                                         54,293      58,657       124,430       142,364       281,237       275,425
  Other wholesale                               19,990      20,125        41,895        40,525        83,776        76,309
  Other utilities                               22,412      20,128        56,109        33,669       100,587        51,817
  Miscellaneous revenue                         13,177      11,023        26,412        22,040        50,895        45,181
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        Total Operating Revenues            $  685,968  $  681,965   $ 1,469,553   $ 1,410,203   $ 3,065,903   $ 2,855,021
============================================================================================================================
Energy Sales (millions of kWh)
  Residential                                    2,640       2,419         6,448         5,682        12,840        11,184
  Commercial                                     2,335       2,247         4,657         4,338         9,594         8,811
  Industrial                                     3,691       3,733         7,025         7,000        14,337        14,237
  Government and municipal                         319         299           655           600         1,343         1,252
  Power Agency contract requirements               615         489         1,385           965         2,759         2,103
  NCEMC                                            862       1,100         1,953         2,484         4,923         5,093
  Other wholesale                                  503         473           983           935         1,963         1,866
  Other utilities                                1,080         902         2,652         1,476         4,410         2,126
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        Total Energy Sales                      12,045      11,662        25,758        23,480        52,169        46,672
============================================================================================================================
Energy Supply (millions of kWh)
  Generated - coal                               4,884       5,877        12,027        10,440        25,104        19,591
              nuclear                            5,805       4,044        10,484         9,891        20,541        21,352
              hydro                                211         155           523           453           894           800
              combustion turbines                   15           1            29                          85             1
  Purchased                                      1,828       2,034         3,724         3,544         7,613         6,767
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        Total Energy Supply (Company Share)     12,743      12,111        26,787        24,328        54,237        48,511
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Detail of Income Taxes (in thousands)
 Included in Operating Expenses
  Income tax expense (credit)- current      $   58,915  $   33,016   $   125,020   $   110,171   $   200,115   $   203,736
  Income tax expense - deferred                 10,868       2,479        24,470       (10,708)      118,480        18,721
  Income tax expense - investment
    tax credit adjustments                      (2,611)     (2,553)       (5,223)       (5,105)       (9,461)      (10,874)
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        Subtotal                                67,172      32,942       144,267        94,358       309,134       211,583
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 Harris Plant deferred costs -
   investment tax credit adjustments               (74)        (74)         (149)         (149)         (297)         (297)
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  Total Included in Operating Expenses          67,098      32,868       144,118        94,209       308,837       211,286
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 Included in Other Income
  Income tax expense (credit) - current         (6,189)     (4,796)      (11,626)       (9,693)      (26,852)      (23,633)
  Income tax expense - deferred                  1,771       1,589         2,795         3,196         5,977        10,201
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        Total Included in Other Income          (4,418)     (3,207)       (8,831)       (6,497)      (20,875)      (13,432)
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            Total Income Tax Expense        $   62,680  $   29,661   $   135,287   $    87,712   $   287,962   $   197,854
============================================================================================================================

FINANCIAL STATISTICS

Ratio of earnings to fixed charges                                                                      4.07          3.35
Return on average common stock equity                                                                  15.03 %       11.93 %
Book value per common share                                                                      $     18.33   $     17.72
Capitalization ratios
    Common stock equity                                                                                49.32 %       47.98 %
    Preferred stock - redemption not required                                                           2.69          2.65
    Long-term debt, net                                                                                47.99         49.37
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            Total                                                                                     100.00 %      100.00 %
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 ............................................................................................................................
See Notes to Financial Statements.
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